Exhibit 10.2

RESOLUTION

of

BOARD OF DIRECTORS

Of

COCONNECT, INC.

            The Board of Directors of CoConnect, Inc., a Nevada corporation in good standing, having met and discussed the matters set forth below on the 19th day of September, 2007,  and hereby makes the following resolutions:

             1.   As a necessary component of the pending merger of CoConnect, Inc. and by Boomj, Inc., the terms of the agreement require that a four to one reverse split of the stock of CoConnect, Inc. be affected immediately prior and simultaneous (on the same day) to the closing of the merger.

             2.   Therefore, as the directors of CoConnect, Inc. have agreed to consummate the merger with Boomj, Inc. it is hereby:

            RESOLVED that the March 23, 2007 agreement between Richard Ferguson David Black and CoConnect, Inc. deadline shall be extended until 12 PM Pacific Daylight time on Friday the 28th day of September; and

RESOLVED that all parties agree that Richard Ferguson shall be issued 87,500 shares of preferred stock upon surrendering the 125,000 shares post merger; and

RESOLVED that said extension is granted to CoConnect in exchange for a non-refundable $10,000 fee to be wired by Noon Mountain Daylight Time on September 20th to the trust account of David O Black Attorney Trust account. Brighton Bank Salt Lake City Utah ABA: ___________ Acct number: ____________ The Board further agrees that if the $10,000 is not paid as agreed that the March 23, 2007 agreement deadline will remain intact and no other terms or provisions are effected by the payment of this extension fee; and

RESOLVED that the board and all parties warrant and agree that there are no other agreements in place and that the Board shall not close, neither consummate nor enter into any merger agreements without first satisfactorily paying the obligations of the March 23, 2007 agreement between Ferguson, Black and CoConnect.

RESOLVED that in between the date of this resolution, Richard Ferguson and David Black have agreed to assist CoConnect with the terms of a closing with the agreed upon acquisition of Boomj including completing a reverse stock split of 1 for 4, board resolutions, outlining the terms of the merger between the two companies, drafting of general releases, establishment of E&O insurance for the exiting officers and directors that may cover the new management coming in.

By vote of the undersigned directors, the above Resolutions are ratified.

            Dated this 19th day of September, 2007.

/s/ Richard Ferguspn

/s/ Robert Thele

RICHARD FERGUSON

ROBERT THELE

Director, President

Director, Chairman of the Board

_________________________

DEAN BECKER

Director, Secretary